Exhibit 99.1

Intellinetics, Inc. Reports Third Quarter and Nine Month Results

Record Software as a Service and Overall Revenue;

Record Positive Net Income; Earnings per Share of $0.06

COLUMBUS, OH – (November 16, 2020) – Intellinetics, Inc. (OTCQB: INLX), a cloud-based document solutions provider, announced financial results for the three and nine months ended September 30, 2020.

2020 Third Quarter Financial Highlights

●	Total Revenue increased 232% from the same period in 2019.
●	Software as a Service Revenue increased 32% from the same period in 2019.
●	Net Income of $155,673 compared to Net Loss of $398,753 from the same period in 2019.
●	Adjusted EBITDA of $374,614, an improvement of $467,447 compared to an adjusted EBITDA loss of $92,833 from the same period in 2019.
●	Earnings per share of $0.06.

2020 Nine Month Financial Highlights

●	Total Revenue increased 191% from the same period in 2019.
●	Software as a Service Revenue increased 18% from the same period in 2019.
●	Net Loss of $772,894 improved from a Net Loss of $1,542,268 from the same period in 2019.
●	Adjusted EBITDA of $441,774, an improvement of $989,501 compared to an adjusted EBITDA loss of $547,727 from the same period in 2019.

Summary – 2020 Third Quarter Results

Revenues for the three months ended September 30, 2020 were $2,511,282 as compared with $755,568 for the same period in 2019. The increase in our professional services and storage and retrieval services revenues is primarily due to the addition of revenues from our subsidiary, Graphic Sciences, Inc., acquired March 2, 2020, and the increase in software maintenance services is primarily due to the addition of revenues from the acquisition of the assets of CEO Imaging Systems, Inc. on April 24, 2020. Intellinetics reported net income of $155,673 for the three months ended September 30, 2020 and a net loss of $398,753 for the three months ended September 30, 2019, representing an improvement of $554,426. The improved net income results were primarily the result of improved operating results as well as lower interest expense. Basic and diluted net income per share for the three months ended September 30, 2020 and 2019 was $0.06 and $1.08, respectively.

Summary – 2020 Nine Month Results

Revenues for the nine months ended September 30, 2020 were $5,557,586 as compared with $1,911,561 for the same period in 2019. The increase in our professional services and storage and retrieval services revenues is primarily due to the addition of revenues from our recently-acquired subsidiary, Graphic Sciences, Inc., and the increase in software maintenance services is primarily due to the addition of revenues from the acquisition of the assets of CEO Imaging Systems, Inc. Intellinetics reported a net loss of $772,894 and $1,542,268 for the nine months ended September 30, 2020 and 2019, respectively, representing a decrease in net loss of $769,374. The decreased net loss was primarily the result of improved operating income contribution, as well as a gain on extinguishment of debt of $287,426, and income tax benefit of $188,300, offset by acquisition-related transaction costs of $636,440. Basic and diluted net loss per share for the nine months ended September 30, 2020 and 2019 was $0.34 and $4.17, respectively.

2020 Operational Highlights

●	Positive net income for three months ended September 30, 2020.
●	Positive adjusted EBITDA for three and nine months ended September 30, 2020.
●	Integration of acquisitions of Graphic Sciences (March 2, 2020) and CEO Imaging Systems, Inc. (April 24, 2020) progressing at or ahead of schedule despite pandemic challenges.
●	Maintaining benefits for employees furloughed from March through June due to state stay-at-home orders, supported by temporary management salary reductions and other cost savings measures.

James F. DeSocio, President & CEO of Intellinetics, stated, “I could not be more proud of our team for the grit and resolve demonstrated during the quarter. Their work is reflected in the continued rapid integration of our acquisitions, the relationships maintained with customers and prospects, and, critically, in our improved operating results. Together, we have delivered a positive net income at Intellinetics for the first quarter since our business began operating as a public company in 2012. We also are reporting our highest ever quarterly software as a service revenues and overall revenues. While we celebrate this achievement, we have our eyes on the future. The COVID pandemic is still affecting our customers and the way we all do business. As a result, we need to be creative and nimble in pursuing revenue streams from new and existing customers.

“Our teams have been focused on exactly that, and we have bundled new packages and developed new solutions that help our customers better navigate their own challenges in an environment demanding increased distancing and remote work. One example is a bundled scanning and document solution for customers to transform their records from paper to the cloud, without ever being unable to access a critical document when needed.

“I am focused on sustaining the momentum we have achieved. We are maintaining our goal, set last quarter, to continue to deliver positive Adjusted EBITDA for the remainder of 2020. Similarly, despite the lingering pandemic, we expect to deliver revenues in the fourth quarter that are in line with our third quarter results.”

Conference Call

Intellinetics is holding a conference call to discuss these results on Monday, November 16, 2020, at 9:30 a.m. Eastern Time. The conference call can be accessed by dialing +1 929 205 6099 and providing passcode 81918576516#. If you are unable to participate during the live call, a replay of the conference call will be available approximately two hours after the completion of the call through November 30, 2020. To listen to the replay, the call will be archived on the company’s website at https://www.intellinetics.com/company-news/.

About Intellinetics, Inc.

Intellinetics, Inc., located in Columbus, Ohio, is a cloud-based document services software provider. Its IntelliCloud™ suite of solutions serve a mission-critical role for organizations in highly regulated, risk and compliance-intensive markets in Healthcare, K-12, Public Safety, Public Sector, Risk Management, Financial Services and beyond. IntelliCloud solutions make content secure, compliant, and process-ready to drive innovation, efficiencies and growth. Through its Image Technology Group and production scanning department, hundreds of millions of images have been converted from paper to digital, paper to microfilm, and microfiche to microfilm for business and federal, county, and municipal governments. Its operations in Madison Heights, Michigan, also provides its clients with long-term paper and microfilm storage and retrieval options. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including fourth quarter revenues and future revenue streams from new and existing customers, fourth quarter Adjusted EBITDA, cash flow and other synergies associated with our recent acquisition of Graphic Sciences and CEO Imaging and the success of our integration efforts, our other product and service offerings and partnerships mentioned in this release, and in any other industry, market, initiative, service or innovation; cross-selling opportunities Intellinetics’ future revenues, revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measure

Intellinetics uses non-GAAP Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP).

A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, and significant transaction costs.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended September 30,
	2020	2019
Net income (loss) - GAAP	$155,673	$(398,753)
Interest expense, net	115,497	245,156
Depreciation and amortization	89,475	1,901
Stock-based compensation	13,969	58,863
Adjusted EBITDA	$374,614	$(92,833)

	For the Nine Months Ended September 30,
	2020	2019
Net loss - GAAP	$(772,894)	$(1,542,268)
Interest expense, net	522,724	717,650
Significant transaction costs	495,440	-
Stock and warrant issue expense	377,761	-
Depreciation and amortization	204,317	5,908
Stock-based compensation	90,152	270,983
Income tax benefit, net	(188,300)	-
Gain on extinguishment of debt	(287,426)	-
Adjusted EBITDA	$441,774	$(547,727)

2020 Second Quarter Adjusted EBITDA Corrections

The following tables reflect corrections to our 2020 Second Quarter Adjusted EBITDA amounts, as reported in our earnings release dated August 14, 2020. Our Adjusted EBITDA for the three and six month periods ended June 30, 2020 were $59,374 and $67,160, respectively, and the Adjusted EBITDA reconciliation tables for such periods, as corrected, are fully set forth below. There are no errors or corrections in our historical GAAP financial information for the same periods as reported, as these errors in the computation of our Adjusted EBITDA calculation for those periods did not affect the computation or reporting of our Net Loss or any other historical financial information for those periods.

In addition, commencing with the second quarter results, we have included significant transaction costs as an adjustment to EBITDA.

For the Three Months Ended June 30, 2020:

Significant transaction costs was changed from $175,673 to $131,073, and Adjusted EBITDA was changed from $103,974 to $59,374.

	For the Three Months Ended June 30,
	2020	2019
Net loss - GAAP	$(282,356)	$(473,662)
Significant transaction costs	131,073	-
Interest expense, net	116,796	239,347
Depreciation and amortization	86,751	2,099
Stock-based compensation	7,110	68,496
Adjusted EBITDA	$59,374	$(163,720)

For the Six Months Ended June 30, 2020:

Significant transaction costs was changed from $636,440 to $495,440, interest expense was changed from $583,331 to $407,227, and Adjusted EBITDA was changed from $384,264 to $67,160.

	For the Six Months Ended June 30,
	2020	2019
Net loss - GAAP	$(928,567)	$(1,143,515)
Significant transaction costs	495,440	-
Interest expense, net	407,227	472,494
Income tax benefit, net	(188,300)	-
Depreciation and amortization	114,842	4,007
Stock-based compensation	76,183	212,120
Stock and warrant issue expense	377,761	-
Gain on extinguishment of debt	(287,426)	-
Adjusted EBITDA	$67,160	$(454,894)

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues:
Sale of software	$53,767	$170,738	$153,999	$179,590
Software as a service	281,810	214,237	756,497	643,402
Software maintenance services	340,129	248,343	915,483	753,692
Professional services	1,615,445	122,250	3,221,154	334,877
Storage and retrieval services	220,131	-	510,453	-
Total revenues	2,511,282	755,568	5,557,586	1,911,561

Cost of revenues:
Sale of software	-	1,469	40,117	4,479
Software as a service	65,712	67,643	209,508	195,911
Software maintenance services	49,354	17,894	127,439	67,813
Professional services	841,016	60,684	1,637,308	152,056
Storage and retrieval services	64,906	-	136,283	-
Total cost of revenues	1,020,988	147,690	2,150,655	420,259

Gross profit	1,490,294	607,878	3,406,931	1,491,302

Operating expenses:
General and administrative	844,186	510,817	2,533,046	1,570,835
Significant transaction costs	-	-	636,440	-
Sales and marketing	285,462	248,757	759,024	739,177
Depreciation and amortization	89,475	1,901	204,317	5,908

Total operating expenses	1,219,123	761,475	4,132,827	2,315,920

Income (loss) from operations	271,171	(153,597)	(725,896)	(824,618)

Other income (expense)
Gain on extinguishment of debt	-	-	287,426	-
Income tax benefit	-	-	188,300	-
Interest expense, net	(115,498)	(245,156)	(522,724)	(717,650)

Total other expense	(115,498)	(245,156)	(46,998)	(717,650)

Net income (loss)	$155,673	$(398,753)	$(772,894)	$(1,542,268)

Basic and diluted net income (loss) per share:	$0.06	$(1.08)	$(0.34)	$(4.17)

Weighted average number of common shares outstanding – basic and diluted	2,810,865	370,497	2,271,169	370,205

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Balance Sheets

	(Unaudited)
	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash	$1,511,990	$404,165
Accounts receivable, net	1,078,862	329,571
Accounts receivable, unbilled	503,642	23,371
Parts and supplies, net	79,975	4,184
Prepaid expenses and other current assets	207,201	110,841
Total current assets	3,381,670	872,132

Property and equipment, net	716,000	6,919
Right of use assets	2,703,978	97,239
Intangible assets, net	1,239,090	-
Goodwill	2,322,887	-
Other assets	18,784	10,284
Total assets	$10,382,409	$986,574

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIT)

Current liabilities:
Accounts payable	$183,327	$160,911
Accrued compensation	261,638	70,027
Accrued expenses, other	156,567	140,079
Lease liabilities - current	516,206	47,397
Deferred revenues	1,022,252	754,073
Deferred compensation	100,828	117,166
Earnout liabilities - current	287,390	-
Accrued interest payable - current	4,505	1,212,498
Notes payable - current	612,539	3,339,963
Notes payable - related party - current	-	1,467,400
Total current liabilities	3,145,252	7,309,514

Long-term liabilities:
Notes payable	1,817,681	-
Lease liabilities - net of current portion	2,262,445	53,318
Earnout liabilities - net of current portion	601,810	-
Total long-term liabilities	4,681,936	53,318
Total liabilities	7,827,188	7,362,832

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares authorized; 2,810,865 and 370,497 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	2,811	371
Additional paid-in capital	24,121,370	14,419,437
Accumulated deficit	(21,568,960)	(20,796,066)
Total stockholders’ equity (deficit)	2,555,221	(6,376,258)
Total liabilities and stockholders’ equity (deficit)	$10,382,409	$986,574

INTELLINETICS, INC. and SUBSIDIARY

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(772,894)	$(1,542,268)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	204,317	5,908
Bad debt expense	40,325	14,340
Parts and supplies reserve change	10,500	-
Amortization of deferred financing costs	91,156	137,888
Amortization of beneficial conversion option	11,786	53,038
Amortization of debt discount	62,222	-
Amortization of right of use asset	278,879	30,982
Stock issued for services	57,500	87,500
Stock options compensation	32,652	183,483
Note conversion stock issue expense	141,000	-
Warrant issue expense	236,761	-
Interest on converted debt	176,106	-
Gain on extinguishment of debt	(287,426)	-
Amortization of original issue discount on notes	18,296	-
Changes in operating assets and liabilities:
Accounts receivable	333,121	(227,594)
Accounts receivable, unbilled	(204,248)	29,766
Parts and supplies	5,105	1,533
Prepaid expenses and other current assets	(25,790)	4,155
Right of use assets	0	(138,549)
Accounts payable and accrued expenses	(589,461)	65,798
Lease liabilities, current and long-term	(269,748)	111,476
Deferred compensation	(16,338)	(35,077)
Accrued interest, current and long-term	4,504	523,085
Deferred revenues	69,520	(50,903)
Total adjustments	380,739	796,829
Net cash used in operating activities	(392,155)	(745,439)

Cash flows from investing activities:
Cash paid to acquire business, net of cash acquired	(4,019,098)	-
	0	-
Purchases of property and equipment	(55,603)	(5,489)
Net cash used in investing activities	(4,074,701)	(5,489)

Cash flows from financing activities:
Proceeds from issuance of common stock	3,167,500	-
Offering costs paid on issuance of common stock	(307,867)	-
Payment of deferred financing costs	(175,924)	-
Proceeds from notes payable	3,008,700	-
Repayment of notes payable	(70,000)	-
Repayment of notes payable - related parties	(47,728)	(34,622)
Net cash provided by/(used in) financing activities	5,574,681	(34,622)

Net increase (decrease) in cash	1,107,825	(785,550)
Cash - beginning of period	404,165	1,088,630
Cash - end of period	$1,511,990	$303,080

Supplemental disclosure of cash flow information:
Cash paid during the period for interest		$6,241
Cash paid during the period for taxes	$142,018	$-

Supplemental disclosure of non-cash financing activities:
Accrued interest notes payable converted to equity	$796,074	$-
Accrued interest notes payable related parties converted to equity	238,883	-
Discount on notes payable for beneficial conversion feature	320,000	-
Discount on notes payable for warrants	135,292	-
Notes payable converted to equity	3,421,063	-
Notes payable converted to equity - related parties	1,465,515	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Cash	$17,269	$-
Accounts receivable	1,122,737	-
Accounts receivable, unbilled	276,023	-
Parts and supplies	91,396	-
Prepaid expenses	73,116	-
Other current assets	5,954	-
Right of use assets	2,885,618	-
Property and equipment	735,885	-
Intangible assets	1,361,000	-
Accounts payable	(168,749)	-
Accrued expenses	(162,426)	-
Lease liabilities	(2,947,684)	-
Federal and state taxes payable	(168,900)	-
Deferred revenues	(198,659)	-
Deferred tax liabilities, net	(149,900)	-
Net assets acquired in acquisition	2,772,680	-
Total goodwill acquired in acquisition	2,322,887	-
Total purchase price of acquisition	5,095,567	-
Purchase price of business acquisition financed with earnout liability	(889,200)	-
Purchase price of business acquisition financed with installment payments	(170,000)	-
Cash used in business acquisition	$4,036,367	$-